Exhibit 99.1

Investor Contact:	Media Contact:
Liz Zale	Hugh Burns (Sard Verbinnen & Co.)
212-745-9623	212-687-8080
LZale@Simon.com	HBurns@sardverb.com

SIMON PROPERTY GROUP BOARD OF DIRECTORS APPROVES SPIN-OFF OF WASHINGTON PRIME GROUP

INDIANAPOLIS, May 6, 2014 — Simon Property Group, Inc. (NYSE:SPG) (“Simon”) today announced that its Board of Directors has declared the distribution of all of the common shares of Washington Prime Group Inc. (“Washington Prime”) to its stockholders.  Following the distribution, Washington Prime will be an independent, publicly-traded company listed on the New York Stock Exchange (“NYSE”) under the symbol “WPG”.  Simon common stock will continue to trade on the NYSE under the ticker symbol “SPG”.

The distribution of Washington Prime common shares is expected to occur on May 28, 2014 by way of a pro rata special dividend to Simon stockholders.  Each Simon stockholder will be entitled to receive one Washington Prime common share for every two shares of Simon common stock held as of the close of business on May 16, 2014, the record date for the distribution.  Fractional shares of Washington Prime will not be distributed, and instead Simon stockholders will receive cash in lieu of any fractional shares they would otherwise be entitled to receive in the distribution.  Simon stockholders are not required to take any action to receive Washington Prime common shares in the distribution, and they will not be required to surrender or exchange their Simon shares.

Persons who hold common limited partnership interests in Simon’s subsidiary operating partnership, Simon Property Group, L.P., will be entitled to receive one unit of limited partnership interest in Washington Prime’s subsidiary operating partnership, Washington Prime Group, L.P., for every two units owned in Simon Property Group, L.P.  Limited partners of Simon Property Group, L.P. will receive cash in lieu of any fractional units of Washington Prime Group, L.P.

The distribution is intended to qualify as tax-free for U.S. federal income tax purposes.  However, cash received by Simon stockholders in lieu of fractional common shares of Washington Prime may be taxable to such holders.  Washington Prime intends to elect and qualify to be taxed as a real estate investment trust for U.S. federal income tax purposes.

The completion of the spin-off is subject to certain conditions including, without limitation, the Securities and Exchange Commission (the “SEC”) declaring effective Washington Prime’s Registration Statement on Form 10 (“Form 10”), Washington Prime’s common stock being accepted for listing on the NYSE and other conditions set forth in the Separation and Distribution Agreement filed as an exhibit to the Form 10.

BofA Merrill Lynch and Goldman, Sachs & Co. are serving as exclusive financial advisors and Wachtell, Lipton, Rosen & Katz is serving as legal advisor to Simon in connection with the spin-off.

Trading of Simon and Washington Prime Common Shares before the Distribution Date

Washington Prime common shares distributed in the distribution will be issued in book-entry form, which means that no physical share certificates will be issued.

In connection with the distribution, beginning on or shortly before the record date and continuing up to and including through the distribution date, Simon expects that there will be three trading markets:

•                  In the “regular way” market, shares of Simon common stock will trade with an entitlement to the Washington Prime common shares distributed on the distribution date under the symbol “SPG”.  Holders who sell Simon common stock in the regular way market on or before the distribution date will also sell their right to receive Washington Prime common shares.

•                  In the “ex-distribution” market, shares of Simon common stock will trade without the right to the Washington Prime common shares distributed on the distribution date under the symbol “SPG.WI”.  Holders who sell Simon common stock in the ex-distribution market on or before the distribution date will retain their right to receive Washington Prime common shares in the distribution.

•                  In the “when-issued” market, the right to receive Washington Prime common shares distributed on the distribution date will trade under the symbol “WPG.WI”.  Holders who sell the right to Washington Prime common shares in the when-issued market on or before the distribution date will retain their shares of Simon common stock.

Simon anticipates that “regular-way” trading of Washington Prime common shares under the symbol “WPG” will begin on the first trading day following the distribution date, which is expected to be May 28, 2014.

Simon stockholders are encouraged to consult their financial advisors and tax advisors regarding the particular consequences of the distribution in their situation, including, without limitation, the specific implications of selling Simon common stock on or prior to the distribution date and the applicability and effect of any U.S. federal, state, local and foreign tax laws.

Supplemental Materials and Website

Supplemental information on the transaction, including Washington Prime’s most recent amendment to its Form 10, is available at investors.simon.com. This press release will also be furnished to the SEC in a current report on Form 8-K. Shortly after the record date for the distribution, Simon expects to mail an information statement to all Simon stockholders entitled to receive the distribution of Washington Prime common shares.  The information statement is an exhibit to the Form 10 and will describe Washington Prime, including risks of owning Washington Prime common shares and other details regarding the separation and distribution.

We routinely post important information online at our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements

Statements in this presentation that are not historical may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although Simon believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such factors include, but are not limited to: uncertainties as to the timing of the spin-off distribution and whether it will be completed, the possibility that various closing conditions for the spin-off distribution may not be satisfied or waived, the expected tax treatment of the distribution, the possibility that third party consents required to transfer certain properties in the distribution will not be received, the impact of the separation and distribution on the businesses of Simon and Washington Prime, Simon’s ability to meet debt service requirements, the availability and terms of financing, changes in Simon’s credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in the value of investments in foreign entities, the ability to hedge interest rate risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, competitive market forces, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of the Company’s status as a real estate investment trust. Simon discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. Additional risk factors can be found in Washington Prime’s Registration Statement on Form 10, as amended from time to time, and filed with the SEC. Simon and Washington Prime undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

About Simon Property Group

Simon Property Group, Inc. (NYSE: SPG) is an S&P 100 company and a global leader in the retail real estate industry. We currently own or have an interest in more than 325 retail real estate properties in North America, Asia and Europe comprising approximately 242 million square feet. We are headquartered in Indianapolis, Indiana and employ approximately 5,500 people in the U.S. For more information, visit simon.com.

About Washington Prime

Washington Prime Group Inc. will own or have an interest in 54 strip centers and 44 smaller enclosed malls across the United States, comprising approximately 53 million square feet.  For more information, visit washingtonprime.com.

SOURCE Simon Property Group, Inc.

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